EX-99.e.1.ii

AMENDMENT NO. 2 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JULY 19, 2019

This Schedule to the Distribution Agreement between Delaware Group Equity Funds IV and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended and restated on January 4, 2010, and further amended and restated on February 25, 2016 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

			Portion
			designated as
		Total 12b-1	Service Fee
		Plan Fee Rate	Rate (per
		(per annum of	annum of the
		the Series’	Series’
		average daily	average daily
		net assets	net assets
		represented by	represented
		shares of the	by shares of
Series Name	Class Names	Class)	the Class)	Effective Date
Delaware Smid Cap Growth Fund	Class A	.25%		April 19, 2001
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Class R6	N/A		February 25, 2016
	Institutional Class	N/A		April 19, 2001
Delaware Healthcare Fund	Class A	.25%		September 28, 2007
	Class C	1.00%	.25%	September 28, 2007
	Class R	.50%		September 28, 2007
	Institutional Class	N/A		September 28, 2007
Delaware Small Cap Growth Fund	Class A	.25%		June 30, 2016
	Class C	1.00%	.25%	June 30, 2016
	Class R	.50%		June 30, 2016
	Institutional Class	N/A		June 30, 2016
Delaware Covered Call Strategy Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Equity Income Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Global Equity Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Growth and Income Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019

Delaware Hedged U.S. Equity Opportunities Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware International Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Opportunity Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Premium Income Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Growth Equity Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Special Situations Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Total Return Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Floating Rate II Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Fund for Income	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Government Cash Management Fund	Class A	N/A	July 19, 2019
	Class R6	N/A	July 19, 2019
Delaware International Opportunities Bond Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Investment Grade Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Limited Duration Bond Fund	Class A	.25%	July 19, 2019
	Class R6	N/A	July 19, 2019
	Institutional Class	N/A	July 19, 2019
Delaware Strategic Income II Fund	Class A	.25%	July 19, 2019
	Institutional Class	N/A	July 19, 2019

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ Brett Wright
Name:	Brett Wright
Title:	President

DELAWARE GROUP EQUITY FUNDS IV
on behalf of the Series listed on Schedule I

By:	/s/ Shawn Lytle
Name:	Shawn Lytle
Title:	President and Chief Executive Officer